<Page 34>

IRWIN FINANCIAL CORPORATION
OUTSIDE DIRECTOR RESTRICTED STOCK COMPENSATION PLAN

(Adopted February 21, 1989 by the Board of Directors; approved by shareholders April 18, 1989; amended by the Board of Directors effective May 1, 1992 and restated to include shares resulting from stock splits September 8, 1989 and December 30, 1991; amended by the Board of Directors effective November 15, 1994, and restated to include shares resulting from stock splits September 2, 1992 and September 2, 1993, and to conform with changes to Section 16 of the Securities Exchange Act of 1934.)

1.	Purpose.  The purpose of this Plan is to encourage ownership of the
Common Shares of Irwin Financial Corporation by Outside Directors of the Corporation and its subsidiary companies in order to provide such Outside Directors with a more direct and proprietary interest in the welfare and success of the Company and to encourage their continuation as directors of the Company. The Plan is further intended to increase the incentive to promote the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-term plans and objectives of the Company, thereby furthering and securing the Company's continued growth and financial success.

2	Definitions.  The following terms shall have the meaning hereinafter set forth:

(a)	"Affiliate" means a corporation which is a parent or subsidiary corporation of the Company.

(b)	"Board of Directors" means the board of directors of the Company as it shall exist from time to time.

(c)	"Common Shares" means the Common Shares, $5.00 par value, of the
Company.

(d)	"Company" means Irwin Financial Corporation, an Indiana Corporation.

(e)	"Election" means an election by an Outside Director to receive a grant of Common Shares under the Plan as further described in paragraph 6(c) hereof.

<Page 35>
(f)	"Market Value" means the average of the bid and asked prices, or the average of the high and low sale prices, as the case may be, on the last trading day prior to the effective date of an Election, or on such other date as may be designated by the Plan Committee, as reported by the National Association of Securities Dealers, Inc. or, if not so reported, by such other source as the Plan Committee shall designate.

(g)	"Nominating Committee" means the Nominating Committee of the Board of
Directors of the Company.

(h)	"Outside Director" means any director of the Company or an Affiliate who is not employed by the Company or any Affiliate in any capacity.

(i)	"Plan" means this Irwin Financial Corporation Outside Director
Restricted Stock Compensation Plan.

(j)	"Plan Committee" means the individual or group of individuals responsible for administration of the Plan.

(k)	"Plan Year" means the twelve month period commencing July 1 and ending on June 30 of each year or such other dates as may be established by the Plan Committee from time to time.

(l)	"Director Fees" means the amount payable to an Outside Director for services over a period of time fixed by the Plan Committee including any per meeting or attendance fee paid to an Outside Director.

(m)	"Secretary" means the Secretary of the Company.

3.	Administration.  The Plan shall be administered by the Plan Committee.
The Plan Committee shall have the power to interpret and construe the provisions of the Plan, and such interpretation or construction shall be final and binding. The Plan Committee may prescribe, amend and rescind rules and regulations relative to the Plan or its construction or interpretation. The initial Plan Committee shall have one member which is the Secretary. The Plan Committee shall not be liable for any action or determination made in good faith.

<Page 36>
4.	Participation.  All those persons who are Outside Directors shall be eligible to participate in the Plan. Persons who are elected as Outside Directors subsequent to the adoption of the Plan shall be eligible to participate in the Plan with respect to the first Plan Year beginning after such person's election.

5.	Shares.  The shares to be issued to Outside Directors pursuant to the
Plan shall be the Company's authorized, but unissued, or reacquired Common Shares. The total number of the Common Shares which may be issued under the Plan shall not exceed One hundred thirty five thousand (135,000) shares in the aggregate, except as such number of shares shall be adjusted in accordance with the provisions set forth in paragraph 6(h) hereof. In the event any common Shares represented by certificates held by the Secretary pursuant to the Plan revert to the Company for any reason prior to the end of the period during which shares may be issued under the Plan, such Common Shares may again be issued under the Plan. During the term of the Plan, the Company shall reserve and keep available a sufficient number of Common Shares to satisfy its obligations hereunder.

6.	Operation of the Plan.  The Plan shall operate in accordance with and subject to the following terms and conditions:

(a)	Establishment of Director Fees.  The Nominating Committee shall establish the Director Fees for the next succeeding Plan Year or Plan Years on or before the date of the first regular meeting of the Board of Directors of the Company in any calendar year and shall notify each Outside Director of the amount so established. Such Director Fees shall be a fixed dollar amount which shall be payable for one year's service by an Outside Director. Such Director Fees shall be inclusive of any attendance, committee meeting or other fee determined by the Nominating Committee to be payable to Outside Directors.

(b)	Medium and Time of Payment.  The Director Fees for each year shall be payable, at the election of the Outside Director, either (i) in United
States dollars in quarterly installments in the second month of each calendar quarter in arrears in cash, by check, or in such other manner as the Company and the Outside Director may agree, or (ii) in the form of a grant of Common Shares in a number, at a time, and subject to the terms and conditions set forth in this Plan. The Plan Committee may, in its sole discretion, require that each Outside Director who elects to receive payment of his or her Director Fees for any Plan Year in the form of a grant of Common Shares shall receive at the same time an additional grant of Common Shares in payment of the Director Fees to become due to such Outside Director for one or more

<page 37>
subsequent Plan
Years. In that event, the dollar amount of the Director Fees for purposes of paragraph 6(d)(i) hereof, shall be an amount equal to the Director Fees established by the Nominating Committee for the first Plan Year multiplied by the total number of Plan Years included by the Plan Committee in the issuance of Common Shares for that Plan Year.

(c)	Election to Receive Common Shares.  Each Outside Director shall elect the form of payment of the Director Fees due to such Outside Director for each Plan Year by delivering a written election form to the Plan Committee at least six months prior to the last day of the Plan Year immediately preceding the Plan Year to which such election applies.
Each Election made hereunder shall be irrevocable and shall be effective on the first day of the next succeeding Plan Year. The Plan Committee, in its sole discretion, may permit Outside Directors to make an Election later than six months prior to the last day of any Plan Year; provided, however, that any such late Election shall not be effective until the first business day following the expiration of six months after the date the late Election is made. Each Election shall be effective only for the Plan Year to which such Election relates; provided, however, than an Election to receive a grant of Common Shares relating to more than one
Plan Year is effective and irrevocable for all Plan Years included in the grant and no Outside Director making such an Election shall be required to entitled to make a new election until the first Plan Year following the expiration of the Plan Years included in the grant.

(d)	Determination of Number of Common Shares.  The number of Common Shares to be issued to any Outside Director who makes a timely Election shall be that whole number of shares determined by dividing (i) the dollar amount of the Director Fees by (ii) the Market Value of one Common
Share. No fractional shares shall be issued under the Plan and cash shall be paid in lieu thereof based upon the Market Value of one Common
Share.

(e)	Issuance of Certificates; Delivery to Outside Director.   (i) As soon as
practicable after the first day of each Plan Year, the Plan Committee shall cause the Company to issue a share certificate in the name of each Outside Director who timely elected to receive his or her Director Fees for such Plan Year or other grant period in Common Shares; provided, however, that if requested by an Outside Director at the time the Election is made, the share certificate may be issued jointly to the Outside Director and any other person or persons. Each certificate shall represent the number of

<Page 38>
Common Shares which the named Outside
Director is entitled to receive as determined in accordance with paragraph 6(d) hereof. Each certificate shall be delivered to the Secretary who shall hold the certificate for the benefit of the Outside Director for a period of two (2) years, or, if the Common Shares were issued pursuant to a grant covering more than two years, then until all Common Shares relating to such grant are vested and have survived applicable restriction periods. At the expiration of such holding period, the Secretary shall deliver the certificates to each Outside Director for whom they are held. (ii) Certificates representing Common Shares issued in the name of an Outside Director shall be delivered by the Secretary to the Outside Director as soon as practicable following the expiration of the holding period as described in paragraph 6(e)(i) hereof. However, if the certificates were issued in payment of a Director Fees relating to more than one Plan Year the certificates delivered to the Outside Director at the expiration of the holding period shall represent only those Common Shares as to which the Outside Director is vested on the date of delivery.

(f)	Forfeiture.  Common Shares granted to an Outside Director with respect to a single Plan Year shall be forfeitable by the Outside Director until the end of that Plan Year. Common Shares granted to an Outside Director with respect to more than one Plan Year shall vest and become nonforfeitable in equal installments at the end of each Plan Year included in the grant; provided, however, that at the time of making an Election to receive a grant of Common Shares relating to more than one
Plan Year, the Outside Director may also elect to defer vesting of all of the Common Shares granted until the expiration of the last Plan Year included in the multi-year grant, which election shall be irrevocable.

(g)	Cessation of Service as a Director.  In the event any Outside Director ceases to serve as a director of the Company or any Affiliate, all Common Shares that have not vested as of the effective date of the cessation of service shall immediately revert to the Company. Upon the effective date of a cessation of service, the Outside Director shall be entitled to delivery of certificates representing all vested Common
Shares held for him or her by the Secretary. Notwithstanding the foregoing, if any cessation of service is due to retirement with the consent of the Company or is due to permanent and total disability, the Outside Director shall be entitled to delivery of certificates representing Common Shares attributable to the Director Fees paid for the Plan Year in which the Cessation of service occurs at the end of the two-year period specified in paragraph 6(e)

<Page 39>
hereof; and if the Outside
Director shall die while serving as a director of the Company or an Affiliate, or following a cessation of service due to retirement with the consent of the Company or permanent and total disability but prior to receiving the certificates held by the Secretary as described above, the Outside Director's personal representative shall be entitled to delivery of such certificates at such time as they otherwise would have been delivered to the Outside Director. Whether a cessation of service is a retirement with the consent of the Company or due to permanent and total disability, and whether an authorized leave of absence or absence on military or government service shall be deemed to constitute cessation of service for the purposes of the Plan, shall be determined by the Plan Committee in its sole discretion, which determination shall be final and conclusive.

(h)	Recapitalization.  The aggregate number of Common Shares which may be issued hereunder shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares of the Company or any other capital adjustment of the Company, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Company. In the event that, prior to the delivery by the Company of certificates representing Common Shares held by the Secretary pursuant to paragraph
6(e) hereof, there shall be a capital reorganization or reclassification of the capital of the Company resulting in a substitution of other shares for the Common Shares, there shall be substituted the number of substitute shares which would have been issued in exchange for the Common Shares then held by the Company if such Common shares had been then issued and outstanding and held by the Outside Director.

(i)	Merger, Dissolution.  If the Company shall be a party to any merger or consolidation in which it is not the surviving corporation, or in the event of a dissolution or liquidation of the Company, any certificates for Common Shares held by the Secretary pursuant to paragraph 6(e) hereof shall be delivered to the Outside Directors for whom such Common
Shares are held at such a time and in such a manner as to permit the Outside Directors to participate with respect to such shares in any consideration received by shareholders of the Company in such merger, consolidation, liquidation or dissolution.

(j)	Nonassignability.  No right to receive shares pursuant to an Election shall be assignable or transferable except by will

<Page 40>
or under the laws of
descent and distribution. During the lifetime of an Outside Director, Common Shares to be issued under the Plan shall be issued only to such Outside Director as set forth in paragraph 6(e) hereof.

(k)	Issuance of Shares and Compliance with Securities Laws.  The Company may postpone the issuance and/or delivery of certificates representing
Common Shares until (i) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation or the rules and regulations of any exchange upon which the Common Shares are traded as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete. Any person acquiring Common
Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts. Certificates representing
Common Shares issued pursuant to the Plan may bear such legends or other statements concerning restrictions on the transferability of the shares as the Company may determine to be necessary or advisable to comply with applicable securities laws.

(l)	Rights as a Shareholder.  (i)  An Outside Director shall have no rights as a shareholder with respect to Common Shares he/she has elected to receive under the Plan until the date of issuance of a certificate representing such shares in the name of the Outside Director. Upon the issuance of the certificate, the Outside Director shall have the power to vote all Common Shares represented thereby on all matters presented to a vote of the shareholders of the Company and shall be entitled to receive all dividends and other distributions declared or paid by the Company with respect to such Common Shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is used. (ii) An Outside Director shall have no right to sell, convey, transfer, mortgage, pledge, hypothecate, encumber or otherwise dispose of any Common Shares issued pursuant to the Plan during the time when certificates representing such Common shares are held by the Secretary; provided, however, that such Common

<Page 41>
Shares may be
sold during such time to the Company or to any director of the Company or an Affiliate.

7.	Term of Plan.  The Plan shall become effective upon the receipt of approval by the holders of majority of the issued and outstanding Common Shares voting in person or by proxy at a duly held shareholder's meeting; provided, however, that the Plan shall become effective only if approved by such shareholders within twelve (12) months before or after the date the Plan is adopted by the Board of Directors. The Plan shall terminate ten (10) years after the later of the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders, or on such earlier date as the Board of Directors may determine. No Common Shares shall be issued under the Plan after such termination date.

8.	Amendment of the Plan.  The Board of Directors of the Company, except any members participating in the Plan, may from time to time, alter, amend, suspend or discontinue the Plan with respect to any Common shares for which certificates have not been issued; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the issued and outstanding Common Shares of the Company:

(a)	increase the maximum number of common shares which may be
issued under the Plan (other than to reflect a stock split or stock dividend);

(b)	change the class of shares which maybe issued under the
Plan;

(c)	change the designation of the persons or class of persons
eligible to receive Common Shares under the Plan; or

(d)	change the provisions of paragraph l(f) concerning the
Market Value.

9.	No Right to Reelection.  Neither the adoption of the Plan, the issuance of any Common Shares hereunder, nor any other action taken relating to the Plan shall impose any obligation on the Company or any Affiliate or the board of directors of either to nominate any Outside Director for reelection as a director by the shareholders of the Company or any Affiliate.

10.	Withholdings.  The Company shall have the right to require the Outside
Director to remit to the Company amounts

<Page 42>
sufficient to satisfy any
applicable withholding requirements set forth in the Internal Revenue Code of 1986, as amended, or under state or local law relating to Common Shares issued to the Outside Director. The Company shall have the right, to the extent permitted by law, to deduct from any payment of any kind otherwise due to an Outside Director who receives Common Shares under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such Common Shares. An Outside Director may elect to reduce the number of Common shares to be received by him under the Plan in order to satisfy any federal, state or local withholding obligation.